Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-201513) of iShares S&P GSCI™ Commodity-Indexed Trust of our report dated February 24, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting which, appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 24, 2017